CONSENT OF INDEPENDENT AUDITOR

I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated August 20, 1999 relating to the financial statements of Nevada Acquisition Ventures I, Inc. as of August 20, 1999 and for the period from inception (July 13, 1999) to August 20, 1999, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

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/s/James Slayton

August 20, 1999